Exhibit 5.1


                  Opinion of Akerman, Senterfitt & Eidson, P.A.





                                                   March 5, 2002

IVAX Corporation
4400 Biscayne Boulevard
Miami, Florida 33137

Ladies and Gentlemen:

         IVAX Corporation, a Florida corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-3, Registration No. 333-51372 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), a Post Effective Amendment No. 1 to the Registration Statement, dated October 30, 2001 (the "Post-Effective Amendment No. 1"), and a Prospectus Supplement, dated March 5, 2002 (the "Prospectus Supplement"). The Registration Statement, the Post-Effective Amendment No. 1 and the Prospectus Supplement relate to the issuance by the Company of up to 159,730 shares (the "Shares") of the Company's common stock, $.10 par value per share. We have acted as counsel to the Company in connection with the preparation and filing of the Post-Effective Amendment No. 1 and the Prospectus Supplement.

         In connection with the issuance of the Shares, we have examined, considered and relied upon copies of the following documents: (1) the Company's Articles of Incorporation and the Company's Bylaws; (2) the Registration Statement, the Post-Effective Amendment No. 1 and the Prospectus Supplement, and the exhibits thereto; and (3) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein.



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IVAX Corporation
March 5, 2002
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         Based upon the foregoing examination, we are of the opinion that the
Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Post-Effective Amendment No. 1. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                      Sincerely,

                                      AKERMAN, SENTERFITT & EIDSON, P.A.

                                      /s/ Akerman, Senterfitt & Eidson, P.A.